                                                                   EXHIBIT 10.5

                           BIOANALYTICAL SYSTEMS, INC.

                    EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, made this 8th day of January, 1990, by and between Bioanalytical Systems, Inc., an Indiana corporation with its principal office at Purdue Research Park, West Lafayette, Indiana (hereinafter called "Company"), and Peter T. Kissinger, residing at 111 Lorene Place, West Lafayette, Indiana (hereinafter called the "Grantee"), pursuant to the terms, conditions and limitations contained in the Company's Employee Incentive Stock Option Plan (hereinafter called the "Plan"), a copy of which is attached hereto as Exhibit A,
                                WITNESSETH THAT:

         WHEREAS, in the interests of affording an incentive to the Grantee to give his best efforts to the Company as a key employee, the Company wishes to provide that the Grantee shall have an option to buy Common Shares of the
Company:

         NOW, THEREFORE, it is hereby mutually agreed as follows:

         1. The Company hereby grants to the Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 6,000 shares (hereinafter called "Subject Shares") of the presently authorized, but unissued, or treasury, Common Shares of the Company (hereinafter called the "Common Shares"), at a purchase price of $3.30 per share, exercisable in whole or in part from time to time subject to the limitation that no option may be exercised with respect to fewer than twenty-five (25) shares unless there are fewer than twenty-five (25) shares then subject to option hereunder, in which event any exercise must be as to all such shares and subject to the further limitation that the options represented by this Agreement shall be exercisable in four equal installments as set forth in Section 6(e) of the Plan. The option shall expire as to all shares subject to purchase hereunder on the 5th anniversary date of this Agreement if not exercised on or before such date.

         2. Subject to the limitation specified in Section 1 hereof and in
Section 6(e) of the Plan, the Grantee may from time to time exercise this option by delivering a written notice of exercise and subscription agreement to the Secretary of the Company specifying the number of whole shares to be purchased, accompanied by payment in cash, by certified check, or bank cashier's check, of the aggregate option price of such number of shares. Such exercise shall be effective upon receipt by the Secretary of such written notice, subscription agreement and payment of the purchase price. Only the Grantee may exercise the option during the lifetime of the Grantee. No fractional shares may be purchased at any time hereunder.

         3. Upon the effective exercise of the option, or any part thereof, certificates representing the shares so purchased, marked fully paid and non-assessable, shall be delivered to the person who exercised the option, except as provided in Section 6(j) of the Plan. Until certificates representing such shares shall have been issued and delivered, the Grantee shall not have any of the rights or privileges of a shareholder of the Company in respect of any of such shares.

         4. In the event that, prior to the delivery by the Company of all the Subject Shares, there shall be an increase or reduction in the number of Common Shares of the Company issued and outstanding by reason of any subdivision or consolidation of Common Shares or any other capital adjustment, the number of shares then subject to this option shall be increased or decreased as provided in Section 6(g) of the Plan.

         5. The option and the rights and privileges conferred by this Option Agreement shall not be assigned or transferred by the Grantee in any manner except by will or under the laws of descent and distribution. In the event of any attempted assignment or transfer in violation of this Section 5, the option, rights and privileges conferred by this Option Agreement shall become null and void.

         6. Nothing herein contained shall be deemed to create any limitation or restriction upon such rights as the Company would otherwise have to terminate a person as an employee of the Company.

         7. The option, rights and privileges herein conferred are granted subject to the terms and conditions set forth herein and in the Plan.

         8. Any notices to be given or served under the terms of this Option Agreement shall be addressed to the Secretary of the Company at Purdue Research Park, West Lafayette, Indiana, and to the Grantee at the address set forth on page one of this Option Agreement, or such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given or served, if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, postage prepaid, and deposited in the United States mail.

         9. The interpretation by the Employee Incentive Stock Option Plan Committee, appointed by the Company's Board of Directors, of any provisions of the Plan or of this Option Agreement shall be final and binding on the Grantee unless otherwise determined by the Company's Board of Directors.

         10. This option, and any Common Shares which may be acquired hereby, are being acquired by the Grantee for investment only and not for resale. Neither this option nor the Subject Shares have been registered under the Securities Act of 1933 or any state securities law. None of the

Subject Shares may be sold, transferred, pledged, or hypothecated unless first registered under such laws, or unless counsel for the Company has given an opinion that registration under such laws is not required, and the Grantee agrees to the placement of a legend to that effect upon any certificates evidencing Common Shares acquired by him through the exercise of the option granted hereby.

         11. This Option Agreement shall be governed by the laws the State of Indiana.

         IN WITNESS WHEREOF, the Company and the Grantee have sign this Option Agreement as of the day and year first above written.

                                             "COMPANY"

                                             BIOANALYTICAL SYSTEMS, INC.



                                             By:
                                                ------------------------------

ATTEST:

------------------------

                                             "GRANTEE"



                                             By:
                                                ------------------------------